Exhibit 10.8

FOURTH AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated as of October 7, 2011, by and between ADVENIR@MARGATE, LLC, a Florida limited liability company (“Seller”), and BEHRINGER HARVARD MARGATE, LLC, a Delaware limited liability company (“Purchaser”).

Recitals

A.                                   Seller and Grand Peaks Properties, Inc. (“Grand Peaks”) entered into a Real Estate Purchase and Sale Agreement dated as of June 6, 2011 (the “Original Purchase Agreement”), relating to certain real property and improvements located in Broward County, Florida (the “Property”).  The Original Purchase Agreement has been amended by a First Amendment to Real Estate Purchase and Sale Agreement dated as of July 21, 2011, a Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 28, 2011, and a Third Amendment to Real Estate Purchase and Sale Agreement dated as of September 30, 2011 (the Original Purchase Agreement, as so amended, is referred to herein as the “Agreement”).  The Agreement has been assigned by Grand Peaks to Purchaser.  Any initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

B.                                     Seller and Purchaser wish to further amend the Agreement in certain respects.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.                                       Incorporation of Recitals.  The foregoing Recitals are incorporated herein by reference.

2.                                       Lender Consents.  The second paragraph of Section 5 of the Agreement is revised to read as follows:

“Within five (5) Business Days after the date of the Agreement, Purchaser shall submit applications to the holders of the Existing Loans (the “Existing Lenders”) seeking approval for the Assumption.  As requested by Purchaser, Seller shall reasonably cooperate with Purchaser’s efforts to arrange for the Assumption.  The obligations of the Seller and the Purchaser under this Agreement are expressly contingent upon the Existing Lenders providing written confirmation (the “Lender Consents”), prior to October 13, 2011, consenting to the Assumption on terms satisfactory to Seller and Purchaser.  Purchaser shall keep Seller apprised of its efforts and progress in obtaining the Lender

Consents.  In the event Purchaser is unable to obtain the Lender Consents prior to October 13, 2011 then, notwithstanding any provision herein to the contrary, the Earnest Money (less $25,000) shall be returned to Purchaser, $25,000 of the Earnest Money shall be delivered to and retained by Seller, and this Agreement shall be null and void and of no further force or effect, except for such continuing obligations as are intended to survive the termination of this Agreement.  The Lender Consents, to be effective, shall provide, in addition to the consent by the Existing Lenders to the assumption by Purchaser of the Existing Loans, that the Seller (and any guarantor, principal, key principal or any other entity affiliated with Seller obligated or liable in any manner under the Existing Loans) shall be released from any and all further liability under the Existing Loans upon the assumption of the Existing Loans by Purchaser, with the exception of any liability arising from the existence of hazardous materials on or before the Closing Date.”

3.                                       Closing Date.  The first sentence of Section 6 of the Agreement is revised to read as follows:

“Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on October 18, 2011; provided, however, that in the event of a storm in the Atlantic Ocean that prevents Purchaser from obtaining any of the insurance coverages required by Purchaser’s lender, the Closing Date shall be delayed until such time as Purchaser is able to obtain such insurance.”

4.                                       No Other Changes.  Except as expressly modified hereby, the Agreement remains in full force and effect in accordance with its terms.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

5.                                       Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which shall constitute one and the same instrument.  Any signature to this Amendment transmitted via facsimile or other electronic means shall be deemed an original signature and shall be binding upon the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:

ADVENIR@MARGATE, LLC, a Florida limited liability company

By:	ADVENIR@MARGATE GP, LLC, a Florida limited liability company, its Managing Member

	By:	ADVENIR, INC., a Florida corporation, its Managing Member

		By:	/s/ W. Taylor Rismiller
		Name:	W. Taylor Rismiller
		Title:	Vice President

PURCHASER:

BEHRINGER HARVARD MARGATE, LLC, a Delaware limited liability company

By:	Margate Peak, LLC, a Colorado limited liability company, its Managing Member

	By:	/s/ Luke C. Simpson
Luke C. Simpson
Manager